SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
               --------------------------------------------------
                                February 23, 2004


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)

                 0-26694                                   93-0945003
       --------------------------              ---------------------------------
        (Commission file number)               (IRS employer identification no.)

            585 West 500 South, Bountiful, Utah                 84010
         ----------------------------------------             ----------
         (Address of principal executive offices)             (Zip code)


                                 (801) 298-3360
               ---------------------------------------------------
              (Registrant's telephone number, including area code)



                   This document contains a total of 2 pages.

Item 5. Other Events

         The Company had issued and outstanding 21,861,369 shares of Series A Preferred Stock. The Series A Preferred Stock automatically converts into common stock if the average closing share price of the Company's common stock, as reported on the OTC Bulletin Board, exceeds $1.374 for at least twenty consecutive trading days. Between January 26, 2004 and February 23, 2004 our common stock closed each trading day at $1.39 per share or more. On February 23, 2004, the closing price was $1.48 per share. As a result, all of the Series A Preferred Stock will automatically be converted into common stock of the Company on a one-for-one basis. On February 24, 2004, the Company sent notice of the conversion to its Series A Preferred Stock holders.

         Immediately prior to the conversion the Company had outstanding 17,831,479 shares of common stock and 21,861,369 shares of Series A Preferred Stock. After the Series A Preferred Stock certificates are returned and the shares of common stock are issued upon conversion of the preferred stock, the Company will have 39,692,848 shares of common stock outstanding. This does not include common stock issuable upon the exercise of outstanding stock options and warrants.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SPECIALIZED HEALTH PRODUCTS
                                           INTERNATIONAL, INC.
                                           (Registrant)


Date: February 24, 2004                    By  /s/ Jeffrey M. Soinski
                                              ----------------------------------
                                              Jeffrey M. Soinski
                                              President, Chief Executive Officer
                                              and Director

                                       2